Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116998 on Form S-8 and Registration Statements No. 333-133781 and No. 333-133432 on Form S-3 of our report dated March 14, 2006 (August 29, 2006 as to Notes 1, 12, 15, 16 and 19) relating to the consolidated financial statements of NovaStar Financial, Inc. and our report dated March 14, 2006 relating to management’s report on the effectiveness of internal control over financial reporting appearing in this Current Report on Form 8-K of NovaStar Financial, Inc.

/s/ Deloitte & Touche LLP

Kansas City, Missouri September 1, 2006